EXHIBIT 99.1

                                        NEWS
                                        RELEASE

FOR IMMEDIATE RELEASE
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                  JAINDL RESIGNS FROM SOVEREIGN

     Fred J. Jaindl today announced that he had resigned as Chairman and as a director of Sovereign Bancorp, Inc. Mr. Jaindl issued the following statement: "After considerable deliberation, I have concluded that it is not possible to reconcile fundamental differences between my views and those of Sovereign's senior management and other directors regarding maximization of shareholder value, corporate governance and the company's strategic direction. In these circumstances, I believe that it is appropriate to resign as Chairman and as a director."